CRESTED CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, DECEMBER 16, 2002


We are pleased to give you notice of our Annual Meeting of Shareholders:

Date:         Monday, December 16, 2002

Time:         11:00 AM MST

Place:        877 North 8th West, Riverton, Wyoming 82501

Purpose:      - Elect three  directors to serve until the third  succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

              - Ratify appointment of the independent auditors; and

              - Transact any other business that may properly come before the meeting.


Record Date:  October 18, 2002.  The stock transfer books will not be closed.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.

                                       By Order of the Board of Directors



Dated:  October 18, 2002               Daniel P. Svilar, Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Only shareholders of record on October 18, 2002 may vote at the meeting. Only shareholders of record, and beneficial owners on the record date, may attend the meeting. If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of shares on the record date.

     A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period will begin no later than ten days before the Meeting.

                                  CRESTED CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, DECEMBER 16, 2002

     The 2002 Annual Report to Shareholders, including audited financial statements for the fiscal year ended May 31, 2002, is mailed to shareholders together with these proxy materials on or before November 11, 2002. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report, the Audit Committee Certification and the Audit Committee Charter.

     This proxy statement is provided in connection with a solicitation of proxies by the board of directors of U.S. Energy Corp. for use at the annual meeting of shareholders (the "meeting") to be held on Monday, December 16, 2002 and at any adjournments of the meeting.

WHO CAN VOTE

     If you held any shares of common stock on the record date (October 18, 2002), then you will be entitled to vote at the meeting. If you held stock in your own name, you may vote directly. If you owned stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

COMMON STOCK OUTSTANDING ON THE RECORD DATE:  17,114,276 SHARES

QUORUM AND VOTING RIGHTS

     A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     You are entitled to one vote for each share of Crested Corp. common stock you hold. That number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election are elected. If you abstain from voting, your shares will not be counted for or against any director.

     Ratification of the appointment of independent auditors will be approved if the number of votes cast in favor exceed the number of votes opposed, in accordance with Colorado law.

     Any other matter, which properly comes before the meeting would be approved, if the number of votes cast in favor exceed the number of votes opposed, unless Colorado law requires a different approval ratio.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters, which properly may come before the meeting, will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW YOUR PROXY WILL BE VOTED;  RECOMMENDATION OF THE BOARD

     The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     The board of directors recommends you vote in favor of the nominees for director, and in favor of ratifying management's re-appointment of the audit firm.

GRANTING YOUR PROXY

     If you sign properly and return the enclosed form of proxy, your shares will be voted as you specify. If you make no specifications, your proxy will be voted in favor of both proposals.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. However, the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting, including any matter of which we did not have notice at least 45 days before the date of mailing proxy materials for last year's meeting, in accordance with SEC rule 14a-4(c). The persons named as proxies intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

REVOKING YOUR PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; these people will not be paid for these services.

REQUIREMENT AND DEADLINES FOR SHAREHOLDERS TO SUBMIT PROXY PROPOSALS

     Generally, we will hold the annual meeting on the second Friday of each December (December 13 in 2003). Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2003 Annual Meeting of Shareholders, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be 120 days in advance of the mailing date), at Crested Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention: Daniel P. Svilar, Secretary.

     For a special meeting, the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.

     If we do not receive notice by the appropriate time, or if we meet other requirements of the SEC rules, which allow the Company to exclude the proposal, a vote on the proposal will not be included in the Company's proxy statement, and will not be considered for a vote at that meeting.

     A notice of a proposed item of business must include:

     o a brief description of the substance of the proposal, and the reasons for conducting, such business at the annual meeting;

     o    the shareholder's name and address;

     o the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

     o    any material interest of the shareholder in such business.

CORPORATE GOVERNANCE, AUDIT COMMITTEE REPORT AND COMPENSATION COMMITTEE

     MEETINGS OF THE BOARD. The board of directors, which held three formal meetings during fiscal 2002, has primary responsibility for directing management of the business. The board currently consists of four members. A fifth member, Max T. Evans passed away in February 2002. The board conferred informally on several other occasions during the fiscal year. From time to time the directors also approve various matters by consent minutes without conducting formal meetings.

     AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board has established an audit committee. Its current members are John L. Larsen, Michael D. Zwickl and Kathleen R. Martin (Mrs. Martin is not standing for re-election); Mr. Zwickl and Mrs. Martin are independent directors under criteria established by the National Association of Securities Dealers, Inc. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends selection of an auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters.

     The audit committee has reviewed our financial statements for fiscal 2002 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU 380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the committee discussed with the audit firm their independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on September 13, 2002.

     EXECUTIVE COMMITTEE. The executive committee members are John L. Larsen and Daniel P. Svilar. This committee helps implement the board of directors' overall directives as necessary. This committee usually does not conduct formal meetings (none in fiscal 2002).

     MANAGEMENT COST APPORTIONMENT COMMITTEE, established by USE and Crested in 1982, reviews the apportionment of costs between USE and Crested. John L. Larsen and Robert Scott Lorimer are members of this committee.

     The Board did not appoint nominating or compensation committees during fiscal year ended May 31, 2002.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following is a list of all record holders who, as of the record date, beneficially owned more than 5% of the outstanding shares of common stock, and the outstanding common stock beneficially held by each director and nominee, and by all officers and directors as a group, as reported in filings with the SEC, or as otherwise known to us. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture. Voting and dispositive powers over the forfeitable shares held by an officer ("Forfeitable Shares") are shared by the Company's non-employee directors. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.

                                           Amount and Nature of Beneficial Ownership
                          ---------------------------------------------------------------------------------
                                 Voting Rights               Dispositive Rights
Name and address          --------------------------   ---------------------------            Total            Percent
of beneficial owner          Sole            Shared        Sole           Shared       Beneficial Ownership   of Class(1)
-------------------          ----            ------        ----           ------       --------------------   -----------

U.S. Energy Corp.(2)      12,030,848          -0-       12,030,848          -0-             12,030,848           70.2%
877 North 8th West
Riverton, WY 82501

John L. Larsen*(3)          -0-            12,184,733      -0-           12,184,733         12,184,733           71.2%
201 Hill Street
Riverton, WY 82501

Harold F. Herron(4)          6,932         12,084,733        6,932       12,084,733         12,091,665           70.7%
3425 Riverside Road
Riverton, WY 82501

Keith G.  Larsen(5)         -0-            12,020,848       -0-          12,020,848         12,020,848           70.2%
4045 Valley Green Circle
Riverton, WY 82501

Don C. Anderson(5)          -0-            12,020,848       -0-          12,020,848         12,020,848           70.2%
P. O. Box 1556
Mesquite, NV  89024

Nick Bebout(5)              -0-            12,020,848       -0-          12,020,848         12,020,848           70.2%
P. O. Box 112
Riverton, WY 82501

H. Russell Fraser(5)        -0-            12,020,848       -0-          12,020,848         12,020,848           70.2%
3453 Southfork Road
Cody, WY 82414

Daniel P. Svilar*(6)        191,850            -0-        191,850           -0-                 91,850            1.1%
580 S. Indiana Street
Hudson, WY 82515

Michael D. Zwickl*(7)       123,418          15,000       123,418            15,000            138,418              *
123 S. Durbin Street
Casper, WY 82601

Kathleen R. Martin*(8)      121,308          15,000       121,308            15,000            136,308             ***
309 N. Broadway
Riverton, WY 82501

Robert Scott Lorimer**(9)   -0-                -0-          -0-             -0-                 15,000             ***
11 Kor ell Court
Riverton, WY 82501

All officers and
directors as a group
(five persons)(10)          436,576        12,199,733     436,576        12,199,733         12,636,309           73.8%

--------

     *     Director
     **   Officer
     *** Less than one percent

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Consists of 12,020,848 shares directly held by USE over which sole voting and dispositive powers are exercised.

     (3) Consists of 12,020,848 Crested shares held by USE, 100,000 shares held by Sutter Gold Mining Company ("SGMC"), 60,000 shares held by Plateau Resources Limited ("Plateau") and 3,885 shares held by Northwest Gold, Inc. ("NWG"), with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those companies.

     (4) Consists of 6,932 directly held shares over which Mr. Herron exercises sole voting and dispositive powers; and 12,020,848 shares held by USE, 60,000 shares held by Plateau, and 3,885 shares held by NWG, with respect to which shared voting and dispositive powers are exercised as a USE, Plateau, and NWG director with the other directors of those companies.

     (5) Consists of 12,020,848 Crested shares held by USE over which the holder shares voting and dispositive powers with the other directors of USE.

     (6) Consists of 191,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers.

     (7) Consists of 123,418 directly held shares over which Mr. Zwickl exercises sole voting and dispositive powers, and 15,000 shares held by an officer which are subject to forfeiture, over which Mr. Zwickl exercises shared voting and dispositive powers with the other non-employee director of Crested.

     (8) Consists of 121,308 directly held shares over which Mrs. Martin exercises sole voting and dispositive powers, and 15,000 shares held by an employee which are subject to forfeiture, over which Mrs. Martin exercises shared voting and dispositive powers with the other non-employee director of Crested. Mrs. Martin is not standing for re-election.

     (9) Consists of 15,000 shares subject to forfeiture. The non-employee directors of Crested exercise shared voting and dispositive powers over such shares.

     (10) The group exercises sole voting and dispositive rights over 436,576 directly held shares. Shared voting and dispositive rights are exercised over the 12,020,848 shares held by USE, 100,000 shares held by SGMC, 60,000 shares held by Plateau, 3,885 shares held by NWG, and 15,000 shares held by an officer which are subject to forfeiture.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY'S PARENT U.S. ENERGY CORP.

     The following is a list of all record holders of U.S. Energy Corp. who, as of the record date, beneficially owned more than 5% of the outstanding shares of common stock, and the outstanding common stock beneficially held by each director and nominee, and by all officers and directors as a group, as reported in filings with the SEC, or as otherwise known to us. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees who are not officers and a non-employee director ("Forfeitable Shares") are shared by the USE board of directors. Voting and dispositive powers over forfeitable shares held by USE's five executive officers and a former officer (now deceased) ("Officers' Forfeitable Shares") are shared by the USE non-employee directors (Messrs. Anderson, Bebout and Fraser). The ESOP Trustees (John L. Larsen and Harold F. Herron) exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.

                                           Amount and Nature of Beneficial Ownership
                          ---------------------------------------------------------------------------------
                                 Voting Rights               Dispositive Rights
Name and address          --------------------------   ---------------------------            Total            Percent
of beneficial owner          Sole            Shared        Sole           Shared       Beneficial Ownership   of Class(1)
-------------------          ----            ------        ----           ------       --------------------   -----------


John L. Larsen*(2)               893,624    1,012,657     893,624        1,393,161         2,416,211             19.2%
201 Hill Street
Riverton, WY 82501

Keith G. Larsen(3)               633,128        1,500      601,674          45,180           687,128              5.4%
4045 Valley Green Circle
Riverton, WY 82501

Harold F. Herron(4)              454,622      285,843      430,386         666,347         1,167,746              9.4%
3425 Riverside Road
Riverton, WY 82501

Daniel P. Svilar*(5)             491,934      517,359      491,934         517,359         1,110,143              8.9%
580 S. Indiana Street
Hudson, WY 82515

R. Scott Lorimer**(6)            458,362        -0-        418,356         -0-               525,595              4.2%
11 Korrel Court
Riverton, WY 82501

Michael D. Zwickl*(7)             62,069      512,359       62,069         512,359           574,428              4.8%
123 S. Durbin Street
Casper, WY 82601

Kathleen R. Martin*(8)             5,000      512,579        5,000         512,579           517,579              4.3%
309 N. Broadway
Riverton, WY 82501

All officers and
directors as a group
(five persons)(9)              1,910,989    1,017,877    1,870,983       1,398,381         3,566,873             26.7%
---------

     *    Director

                                       6
     **  Officer

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. John L. Larsen exercises sole voting and dispositive powers over 243,163 directly owned shares, 106,000 shares held in joint tenancy with his wife, 500 shares held in a street name account for his benefit, 50,061 shares held in an Individual Retirement Account ("IRA") established for his benefit, and 493,900 shares underlying options. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. He exercises shared voting rights over 42,350 shares held directly by his wife, 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries, and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), 175,000 shares held by Sutter Gold Mining Company ("SGMC"), and 1,581 shares held by Northwest Gold, Inc. ("NWG"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shared dispositive powers are exercised over 42,350 shares directly held by wife, 492,635 shares held by the ESOP, 43,680 Forfeitable Shares, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC and 1,581 shares held by NWG. The shares listed under "Total Beneficial Ownership" also include 129,426 Officers' Forfeitable Shares.

     (3) Mr. Keith Larsen exercises sole voting rights over 1,774 directly held shares, 6,000 shares as custodian over shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Custodial shares"), 31,454 shares held in an ESOP account established for his benefit, 593,900 shares underlying options. He exercises shared voting rights over 1,500 shares held directly by his minor children. Mr. Keith Larsen exercises sole dispositive rights over 1,774 directly held shares, 6,000 Custodial shares, and 593,900 shares underlying options. He exercises shared dispositive rights over 1,500 shares held directly by his minor children and 43,680 Forfeitable Shares. The shares listed under "Total Beneficial Ownership" also include 8,820 Officers' Forfeitable Shares.

     (4) Mr. Herron exercises sole voting powers over 38,486 directly owned shares, 11,000 shares held in an IRA established for his benefit, 12,000 Custodial Shares, 368,900 shares underlying options, and 24,236 shares held in the ESOP account established for his benefit. Shared voting powers are exercised over 2,895 shares held directly by his wife, 155,811 which have not been allocated to accounts established for specific beneficiaries, 125,556 shares held by Plateau, 1,581 shares held by NWG. Sole dispositive powers are exercised over 38,486 directly held shares, 11,000 shares held in his IRA, 12,000 Custodial Shares and 368,900 shares underlying options. Mr. Herron exercises shared dispositive rights over 2,895 wife's shares, 492,635 shares held by the ESOP, 125,556 shares held by Plateau, 1,581 shares held by NWG, and 43,680 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Plateau and NWG as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 71,013 Officers' Forfeitable Shares.

     (5) Mr. Svilar exercises sole voting and dispositive powers over 50,121 directly owned shares, 8,375 shares held in joint tenancy with his wife, 37,908 shares held in an IRA established for his benefit, 630 shares held in a street name account established for his benefit, 1,000 Custodial Shares, and 393,900 shares underlying options. He exercises shared voting and dispositive powers over 512,359 shares held by Crested and 5,000 shares held by a private corporation of which he is a director and officer. The shares listed under "Total Beneficial Ownership" also include 100,850 Officers' Forfeitable Shares.

     (6) Mr. Lorimer exercises sole voting rights over 24,456 directly held shares, 40,006 shares held in the ESOP account established for his benefit, and 393,900 shares underlying options. He exercises sole dispositive rights over 24,456 directly held shares, and 393,900 shares underlying options. The shares listed under "Total Beneficial Ownership" also include 67,233 Officers' Forfeitable Shares.

     (7) Mr. Zwickl exercises sole voting and dispositive powers over 3,444 shares held in an IRA established for his benefit, 53,625 shares held by two limited partnerships, of which he is the sole officer and director of the corporate general partner, and 5,000 shares underlying options. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers over 512,359 shares held by Crested with the other Crested directors.

     (8) Mrs. Martin exercises sole voting and dispositive powers over 5,000 shares underlying options. Shared voting and dispositive powers are exercised over 220 shares held directly by Mrs. Martin's husband, and 512,359 shares held by Crested with the other Crested directors.

     (9) The group exercises sole voting rights over 317,740 directly held shares, 114,375 shares held in joint tenancy, 91,413 shares held in IRAs, 1,130 shares held in street name, 1,000 Custodial Shares, 40,006 ESOP shares, and 1,291,700 shares underlying options. Shared voting rights are exercised over 42,570 shares held directly by spouses, 155,811 shares held in the ESOP which are not allocated to plan participants, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 1,581 shares held by NWG, and 5,000 shares held by private corporations. The sole dispositive shares consist of 317,740 directly held shares, 114,375 shares held in joint tenancy, 91,413 shares held in IRAs, 1,130 shares held in street name, 1,000 Custodial Shares, and 1,291,700 shares underlying options. The group exercises shared dispositive rights over 42,570 shares held directly by spouses, 492,635 shares held in the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 1,581 shares held by NWG, 5,000 shares held by private corporations, and 43,680 Forfeitable Shares. The shares listed under "Total Beneficial Ownership" also include 297,509 Officers' Forfeitable Shares.

     Each director of the Company beneficially holds 5,000,000 shares of Four Nines Gold, Inc. ("FNG") stock held by the Company, and 5,000,000 shares held by USECC Joint Venture ("USECC") over which they exercise shared voting and dispositive powers as Company directors. Those shares represent 2% of the outstanding shares of FNG. John L. Larsen beneficially holds 272,500,000 shares of the common stock of FNG, representing 54.4% of its outstanding shares. Mr. Larsen's FNG shares include 7,500,000 directly-owned shares, 255,000,000 shares held by USE, 5,000,000 shares held by the Company and the 5,000,000 shares held by USECC, over which he shares voting and dispositive powers with the remaining directors of USE and the Company, respectively. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG, representing 2.8% of that class. Mr. Svilar's FNG holdings include 4,000,000 shares held directly in joint tenancy with other family members, the 5,000,000 shares held by the Company and the 5,000,000 shares held by USECC. Harold F. Herron holds 265,000,000 shares of the common stock of FNG, representing 52.9%, respectively, of those classes. Mr. Herron's FNG shares include 5,000,000 directly-owned shares, the shares held by USE and USECC. None of the other directors or officers of the Company beneficially hold any other shares of stock of FNG. All executive officers and directors of the Company as a group (six persons) beneficially hold 284,500,000 shares of the stock of FNG, representing 56.8% of the outstanding shares of that company.




                              ELECTION OF DIRECTORS

     Directors are currently elected for terms expiring at the next annual meeting of the shareholders and until their successors are elected and qualified. In the event the number of directors is increased to six or more, the Company's Articles of Incorporation provide that the directors are then to be divided into three groups or classes, and elected to staggered terms of three years expiring at the third succeeding annual meeting. The directors nominated for re-election at the 2002 Annual Meeting are as follows:

                                          Other positions               Director
Name                       Age           with the Company                 since
----                       ---           ----------------               --------

John L. Larsen              70          Chairman of the Board,             1974
                                        CEO, Vice President
                                        (a)(b)(c)

Daniel P. Svilar            73          Secretary(a)                       1980

Michael D. Zwickl           55          Assistant Secretary (b)            1984


     It is recommended that the shareholders vote for the re-election of the directors.

     (a)  Member of the executive committee.
     (b)  Member of the audit committee.
     (c)  Trustee of the USE Employee Stock Ownership Plan (the "ESOP").

     Executive officers of the Company are elected by the Board at annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the Board.

BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS OF DIRECTORS AND NOMINEES.

     JOHN L. LARSEN has been principally employed as an officer and director of the Company and U.S. Energy Corp. ("USE") for more than the past five years. He is also a director of USE's affiliate Northwest Gold, Inc. (NWG"). USE and NWG have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and of Sutter Gold Mining Company, a director of Yellow Stone Fuels Corp., and Chairman of the Board of Rocky Mountain Gas, Inc.

     DANIEL P. SVILAR has been General Counsel for Crested and USE for more than the past five years. He also has served as Secretary and a director of Crested, Assistant Secretary of USE. He was appointed Secretary of USE on March 23, 2002. He is also an officer of Plateau and SGMC. His positions of General Counsel to, and as officers of the companies, are at the will of each board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K Item 401(d) proceeding.

     MICHAEL D. ZWICKL has been engaged in the private practice of law at Casper, Wyoming for more than the past five years. Mr. Zwickl received a B.S.M.E. degree from the University of Wyoming in 1969. He received a J.D. degree from the University of Wyoming in 1975 and was admitted to the practice of law in Wyoming during that year. Mr. Zwickl is director and president of NUPEC Resources, Inc. which has registered equity securities under the Exchange Act.

FILING OF REPORTS UNDER SECTION 16(A)

     The Company has conducted a review of Forms 3, 4 and 5 (as amended) and certain written representations of persons filing reports with the SEC under
Section 16(a) of the Exchange Act. Based solely upon a review of those reports and written representations, the Company believes no director, executive officer, beneficial owner of more than ten percent of the Common Stock or other person who was otherwise subject to Section 16, failed to file such reports on a timely basis for the year ended May 31, 2002.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided pursuant to Item 401 of Reg. S-K, regarding the only executive officer of the Company who is not also a director.

     ROBERT SCOTT LORIMER, age 51, has been and Chief Accounting Officer for both USE and Crested for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for both these companies since May 25, 1991, their Treasurer since December 14, 1990, and Vice President Finance since April 1998. He serves at the will of each board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.

EXECUTIVE COMPENSATION

     Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both companies.

     All USECC personnel are USE employees, in order to utilize USE's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and USE.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers, and Peter G. Schoonmaker, president of RMG, who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 2002. The table includes compensation paid such persons by Crested for 2000, 2001 and 2002 for such persons' services to such subsidiaries.

                                                SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                       --------------------------------------
                                         Annual Compensation                     Awards             Payouts
-------------------------------------------------------------------------------------------------------------
(a)                  (b)        (c)            (d)          (e)           (f)             (g)          (h)          (i)
                                                           Other
Name                                                       Annual      Restricted                                 All Other
and                                                        Compen-        Stock                        LTIP        Compen-
Principal                                                  sation       Award(s)        Options/      Payouts      sation
Position            Year     Salary($)       Bonus($)      ($)(1)          ($)           SARs(#)        ($)        ($)(2)
---------------------------------------------------------------------------------------------------------------------------
John L. Larsen       2002   $ 152,000     $18,000(3)     $  -0-         $  78,000(4)    100,000(5)    $  -0-      $ 17,000
 CEO and             2001     153,000       4,300(7)        -0-           107,000(4)    184,400(6)       -0-        15,700
 Chairman            2000     156,000       3,500(7)       22,600          60,000(4)      -0-            -0-        15,200

Keith G. Larsen      2002   $ 152,300     $17,700(3)     $  -0-         $   -0-         100,000(5)    $  -0-      $ 17,000
 President           2001     153,900       3,600(7)        -0-             -0-         309,400(6)       -0-        15,700
 and COO             2000      95,300       2,500(7)       11,700           -0-           -0-            -0-        10,900

Daniel P. Svilar     2002   $ 149,400     $17,400(3)     $  -0-         $  58,500(4)    100,000(5)    $  -0-      $ 16,700
 General Counsel     2001     140,400       4,000(7)        -0-            80,250(4)    121,900(6)       -0-        14,400
 and Secretary       2000     147,600       3,300(3)        7,800          45,000(4)      -0-            -0-        13,000

                                                SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                       --------------------------------------
                                         Annual Compensation                     Awards             Payouts
-------------------------------------------------------------------------------------------------------------
(a)                  (b)        (c)             (d)          (e)           (f)             (g)          (h)          (i)
                                                            Other
Name                                                       Annual      Restricted                                 All Other
and                                                        Compen-        Stock                        LTIP        Compen-
Principal                                                  sation       Award(s)        Options/      Payouts      sation
Position            Year     Salary($)       Bonus($)      ($)(1)          ($)           SARs(#)        ($)        ($)(2)
---------------------------------------------------------------------------------------------------------------------------
Harold F. Herron      2002   $  99,500     $ 53,600(8)    $  -0-         $ 39,000(4)    100,000(5)    $  -0-      $ 15,300
 Sr. Vice President   2001      96,400       40,760(8)       -0-           53,500(4)     96,900(6)       -0-        13,700
                      2000     106,900       21,500(7)       3,600         30,000(4)      -0-            -0-        13,200

R. Scott Lorimer      2002   $ 141,000     $ 17,000(3)    $  -0-         $ 39,000(4)    100,000(5)    $  -0-      $ 15,800
 Treasurer            2001     136,900        3,900(7)       -0-           53,500(4)    121,900(6)       -0-        14,100
 and CFO              2000     141,700        3,200(7)      10,100         30,000(4)      -0-            -0-        15,300

Peter G. Schoonmaker  2002   $  96,000     $ 46,300(9)    $  -0-         $  -0-         100,000(5)    $  -0-      $ 14,200
 President of RMG     2001      95,100       19,200(9)       -0-            -0-          71,900(6)       -0-        11,400
                      2000      90,700        2,500(7)       -0-            -0-           -0-            -0-         9,300

     (1) Dollar value of vehicles provided to employees.
         No vehicles were provided after 2000.

     (2) Dollar values for ESOP contributions.

     (3) Consists of a $10,000 bonus granted to officers and employees after the conclusion of a coalbed methane gas transaction, and a Christmas bonus granted to employees. The Christmas bonus amounts granted for John L. Larsen, Keith G. Larsen, Daniel P. Svilar, Harold F. Herron, R. Scott Lorimer and Pete Schoonmaker during 2002 were $8,000, $7,700, $7,400, $6,700, $7,000 and $6,300, respectively

     (4) Consists of shares issued under the USE 1996 stock award program multiplied by $3.00, $5.35 and $3.90 (the closing bid price on the issue dates for fiscal 2000, 2001 and 2002, respectively). These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If USE were to pay a stock dividend, dividends would be paid on these shares. The following table lists the number of shares issued to each executive each year.

                                             Number of Shares
                                   --------------------------------------
     Name                           2000            2001           2002
     ----                           ----            ----           ----

     John L. Larsen                20,000          20,000          20,000
     Keith G. Larsen                -0-             -0-             -0-
     Daniel P. Svilar              15,000          15,000          15,000
     Harold F. Herron              10,000          10,000          10,000
     R. Scott Lorimer              10,000          10,000          10,000
     Peter G. Schoonmaker           -0-             -0-             -0-

     (5) Stock options granted pursuant to USE's 2001 Incentive Stock Option Plan. See details of the options under "Grants to Executive Officers in 2002 (Qualified and Nonqualified)" below.

     (6) Stock options granted pursuant to the USE 1998 Incentive Stock Option Plan.

     (7) Consists of a Christmas bonus paid in fiscal 2001 and 2000, respectively.

     (8) During the years ended May 31, 2000, 2001 and 2002 Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts USE granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. The amount of the bonus paid was $36,900, $36,900 and $183,00 for fiscal 2002, 2001 and 2000, respectively. The total bonus paid also includes a Christmas bonus of $6,700, $3,900 and $2,900 for fiscal 2002, 2001 and 2000, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

     (9) Mr. Schoonmaker has successfully completed significant equity financing for Rocky Mountain Gas. In recognition of Mr. Schoonmaker's accomplishments, USE has granted Mr. Schoonmaker a bonus which will be paid out over several years, ending in November 2003. The compensation that Mr. Schoonmaker received under this bonus plan was $30,000,$16,500 and $-0- during 2002, 2001 and 2000, respectively. The total bonus paid also includes a Christmas bonus of $6,300, $2,600 and $2,500 in fiscal 2002, 2001 and 2000, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

EXECUTIVE COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

     USE has adopted a plan to pay the estates of Messrs. J. Larsen and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the boards of directors of USE and Crested.

     Mr. Svilar has an employment agreement with USE and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company, USE and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year. If he should voluntarily terminate his employment, USE and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with USE (see below).

     In fiscal 1992, USE signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Svilar and Lorimer, providing for payment to such person upon termination of his employment with USE, occurring within three years after a change in control of USE, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. For such non-compete covenant, such persons will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit USE's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the board of directors concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this proxy statement, USE is unaware of any proposed hostile takeover.

     USE and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance with exception of Messrs. John L. Larsen and Daniel P. Svilar. The Company and USE reimburse Messrs. John L. Larsen and Svilar for their Medicare supplement premiums. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). USE has adopted an ESOP to encourage ownership of the common stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the common stock. Messrs. J. Larsen and Herron are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of company's common stock.

     USE made a contribution of 70,075 shares to the ESOP for fiscal 2002, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $3.38 per share, for a total contribution with a market value of $236,900 (which has been funded by USE). The Company and USE each are responsible for one-half of that amount. 28,408 of the shares were allocated to the ESOP accounts of the USE executive officers and the president of Rocky Mountain Gas, Inc. Additionally, 16,033 shares were allocated to the ESOP accounts of these same individuals from ESOP shares forfeited by terminated employees who were not fully vested.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

     The maximum loan outstanding during fiscal 2002 under a loan arrangement between USE and the ESOP was $927,013 at May 31, 2002 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by USE. The Company pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to USE. The loan was reduced by the contribution of 10,089 shares by the ESOP to the ESOP in 1996. There was no similar reduction, however, for fiscal 1997, 1998, 1999, 2000, 2001 or 2002.

     1998 INCENTIVE STOCK OPTION PLAN. USE's 1998 Incentive Stock Option Plan ("1998 ISOP") reserved an aggregate of 2,750,000 shares of common stock for issuance upon exercise of options granted thereunder. Awards under the plan were made by a committee of three or more persons selected by the Board (presently Messrs. Herron, Bebout and Fraser) and ratified by the board of directors.

     Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

     2001 INCENTIVE STOCK OPTION PLAN ("2001 ISOP"). The USE 2001 ISOP was approved at the USE 2001 Annual Meeting of Shareholders, and provides for the issuance of options to purchase up to 3.0 million shares of common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. Options are issued at exercise prices equal to (or for holders of 10% of more of the outstanding stock at the time, 110% of) market price on grant dates, and would vest (become exercisable) at various times as determined by the executive committee and approved by the board of directors. All options are exercisable for cash, or through other means as determined by the executive committee and approved by the board of directors, in accordance with similar plans of public companies.

     For information about options, please see the USE consolidated Financial Statements for fiscal year ended May 31, 2002. In fiscal 2002, options on 1,030,000 shares were granted, and previously granted options on 253,337 shares were exercised in fiscal 2002. Subsequent to May 31, 2002, options on 973,000 shares were granted.

OPTION GRANTS TO EXECUTIVE OFFICERS OF USE IN 2002 (QUALIFIED AND NONQUALIFIED)

                                                  PERCENT
                             NUMBER OF            OF ALL OPTIONS
                             SHARES UNDER-        GRANTED TO
                             LYING OPTIONS        EMPLOYEES          EXERCISE      EXPIRATION      GRANT DATE
NAME                         GRANTED              IN 2002            PRICE         DATE            PRES. VALUE(1)

John L. Larsen                 100,000               9.7%            $3.90          12/06/11       $ 299,000
Keith G. Larsen                100,000               9.7%            $3.90          12/06/11       $ 299,000
Harold F. Herron               100,000               9.7%            $3.90          12/06/11       $ 299,000
Daniel P. Svilar               100,000               9.7%            $3.90          12/06/11       $ 299,000
R. Scott Lorimer               100,000               9.7%            $3.90          12/06/11       $ 299,000
Peter G. Schoonmaker*          100,000               9.7%            $3.90          12/06/11       $ 299,000

*  President of Rocky Mountain Gas, Inc.

(1) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options that were granted to the named officer. The following facts and assumptions were used in making this calculation: An exercise price of $3.90, which was equal to the market value of the stock on the grant date; a zero dividend yield; expected volatility of 62.65%; risk-free interest rate of 5.6%, and an expected life of 10 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table shows options exercisable, and the dollar values for in-the-money options, at May 31, 2002 (closing market price on that date was $3.29).

      (a)                          (b)              (c)                     (d)                        (e)
                                                                                                    Value of
                                                                         Number of                In-the-Money
                                 Shares                               Options/SARs at            Options/SARs at
                                Acquired           Value                  FY-End                    FY-End
Name                          on Exercise(#)     Realized($)            Exercisable               Exercisable
----                          --------------     -----------            -----------               -----------

John L. Larsen,                    -0-              -0-                     77,718               $ 100,256 (1)
   CEO                             -0-              -0-                     34,782               $  14,435 (2)
                                   -0-              -0-                    184,400               $ 164,116 (3)
                                   -0-              -0-                    100,000               $ (61,000)(4)

Keith G. Larsen                    -0-              -0-                     52,718               $  68,006 (1)
   President                       -0-              -0-                     34,782               $  14,435 (s)
                                   -0-              -0-                    309,400               $ 275,366 (3)
                                   -0-              -0-                    100,000               $ (61,000)(4)

Harold F. Herron,                  -0-              -0-                     40,218               $  51,881 (1)
   Sr. Vice President              -0-              -0-                     34,782               $  14,435 (2)
                                   -0-              -0-                     96,900               $  86,241 (3)
                                   -0-              -0-                    100,000               $ (61,000)(4)

      (a)                          (b)              (c)                     (d)                        (e)
                                                                                                    Value of
                                                                         Number of                In-the-Money
                                 Shares                               Options/SARs at            Options/SARs at
                                Acquired           Value                  FY-End                    FY-End
Name                          on Exercise(#)    Realized($)             Exercisable                Exercisable
----                          --------------    -----------             -----------                -----------

Daniel P. Svilar                   -0-              -0-                     40,218               $  51,881 (1)
   Secretary                       -0-              -0-                     34,782               $  14,435 (2)
                                   -0-              -0-                    121,900               $ 108,491 (3)
                                   -0-              -0-                    100,000               $ (61,000)(4)

R. Scott Lorimer                 24,456         13,206 (5)                   -0-                      -0-
   Treasurer                       -0-              -0-                     40,218               $  51,881 (1)
                                   -0-              -0-                     34,782               $  14,435 (2)
                                   -0-              -0-                    121,900               $ 108,491 (3)
                                   -0-              -0-                    100,000               $ (61,000)(4)


Peter G. Schoonmaker               -0-              -0-                     25,000               $  32,250 (2)
   President of RMG                -0-              -0-                     71,900               $  63,991 (3)
                                   -0-              -0-                     100,00               $ (61,000)(4)
----------

     (1) Equal to $3.29, the closing market price on last trading day in FY 2002, less $2.00 per share option exercise price, multiplied by all shares exercisable.

     (2) Equal to $3.29, the closing market price on last trading day in FY 2002, less $2.875 per share option exercise price, multiplied by all shares exercisable.

     (3) Equal to $3.29, the closing market price on the date of exercise, less $2.75 per share option exercise price, multiplied by the number of options exercised.

     (4) Equal to $3.29, the closing market price on last trading day in FY 2002, less $3.90 per share option exercise price, multiplied by all shares exercisable.

     (5) Equal to $3.29, the closing market price on the date of exercise, less $2.75 per share option exercise price, multiplied by the number of options exercised.

     1996 STOCK AWARD PROGRAM. Since 1996 USE has had an annual incentive compensation arrangement for the issuance of up to 67,000 shares of common stock each year (from 1997 through 2002) to USE executive officers, in amounts determined each year based on earnings of USE for the prior fiscal.

     Shares are issued annually, but each officer to whom shares are to be issued must be employed by USE or its subsidiary as of the issue date of the grant year. The officers receive up to an aggregate total of 67,000 shares per year for the years 1997 through 2002, although if in prior years, starting in 1997, fewer than 67,000 shares are awarded in any year, the unissued balance of the 67,000 share maximum would be available for issue in subsequent years (through 2007). One-half of the compensation expense under the Program is the responsibility of Crested. The board of directors determines the date each year when shares are to be issued.

     Each allocation of shares is issued in the name of the officer, and earns out (vests) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the

Treasurer of USE. Voting rights are exercised over the shares by the non-employee directors of USE; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

     The number of shares to be awarded each year out of such 67,000 shares aggregate limit is determined by the compensation committee. The total shares issued are divided among the officers based on the following percentages: John
L. Larsen 29.85%, Daniel P. Svilar 22.39%, Max T. Evans 17.91%, Harold F. Herron 14.93% and R. Scott Lorimer 14.93%. For fiscal 2002, the compensation committee awarded 67,000 shares to the officers, based on the revenues of USE for that year.

     2001 STOCK COMPENSATION PLAN. The USE shareholders approved the USE 2001 Stock Compensation Plan (the "plan"), at the USE 2001 Annual Shareholders Meeting.

     The plan has an initial term of seven years, with up to 10,000 shares of common stock to be issued in January of each year (starting 2002) to six individuals (five officers: John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, Daniel P. Svilar; and Peter Schoonmaker (president and a director of Rocky Mountain Gas, Inc.). The number of shares to be issued in any year will be determined by the executive committee and approved by the board of directors, taking into account our public stock prices at date of grant and over the prior calendar year, USE's financial condition and business prospects, and other factors deemed appropriate. USE will pay the income taxes owed by recipients as a result of receipt of the stock. One-half of the compensation expense under the Program is the responsibility of Crested.

     The stock recipients will agree not to sell or transfer such shares during their employment with USE.

     The USE 2001 Stock Compensation Plan is now the sole mechanism for compensating management with stock, however options may be granted to management and others under the 2001 ISOP. This plan is designed to reward executives with equity, and encourage them to increase their ownership of USE and not sell their shares in the market.

DIRECTORS' FEES AND OTHER COMPENSATION

     The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     Non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of Crested Common Stock based on the closing stock market price as of January 15. In 2002, 25,946 shares were issued to non-employee directors for service in calendar 2001.

     A Management Cost Apportionment Committee was established by USE and the Company in 1982, for the purpose of reviewing the apportionment of costs between USE and the Company. John L Larsen and Scott Lorimer are members of this Committee. The Committee had no meetings during fiscal 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FAMILY EMPLOYMENT. Three of John L. Larsen's sons, three sons-in-law and one grandson are employed by USE or its subsidiaries. Collectively, Mr. Larsen and these family members received $1,030,700 in total gross cash compensation for services in fiscal 2002.

     TRANSACTIONS INVOLVING USECC AND CRESTED. USE and Crested conduct most activities through their equally-owned joint venture USECC. From time to time USE and Crested advance funds to or make payments on behalf of USECC, which create intercompany debt. The party extending funds is subsequently reimbursed by the other venturer. USE had a note receivable of $7,560,700 from Crested at May 31, 2002. During fiscal 2001, the debt was reduced by $3,000,000, by Crested issuing another 6,666,666 shares of its common stock to USE, which increased USE's ownership of Crested to 70.5%.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors seeks shareholder ratification of the board's appointment of Grant Thornton LLP, certified public accountants, to act as the auditors of our financial statements for the fiscal year ending May 31, 2003. The audit committee has recommended that the board retain this auditing firm for year 2003. Grant Thornton audited our financial statements for fiscal 2002 and 2001. The board has not determined what action, if any, would be taken should the appointment of Grant Thornton not be ratified at the meeting.

     ACCOUNTANT'S FEES.  Grant Thornton billed the Company and USE the following fees in fiscal 2002:

     Audit Fees:  $93,300

     Financial Information Systems Design and Implementation Fees: $ -0-

     All Other Fees:  $ -0-

     The audit committee of the board of directors considers the provision of services described above to be compatible with Grant Thornton's independence.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP has audited the Company's financial statements for the fiscal year ended May 31, 2002. A representative of Grant Thornton LLP will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting. There have been no disagreements between the Company and Grant Thornton LLP, or Arthur Andersen LLP, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of those firms. For information on the change of audit firms, see the Annual Report on Form 10-K filed with the Securities and Exchange Commission in August 2001.

                             COPIES OF OUR FORM 10-K

     Promptly upon receiving a request from any shareholder, without charge, we will send to the requester a copy of our Annual Report on Form 10-K for fiscal 2002, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Daniel P. Svilar, Secretary, at Crested Corp., 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271. You also may call or fax him at T 307.856.9271, F 307.857.3050.

                                    EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

   99.1           Audit Committee Charter
   99.2           Certification by Audit Committee

PROXY                                CRESTED CORP.                         PROXY

     KNOW ALL PERSONS: That the undersigned shareholder of Crested Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Daniel P. Svilar, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices on Monday, December 16, 2002 at 11:00 a.m., local time, or at any adjournments thereof upon the following:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE DIRECTOR NOMINEES, AND IN FAVOR OF RATIFYING THE SELECTION OF INDEPENDENT AUDITORS.

     (INSTRUCTION: Mark only one box as to each item.)

1.    Election of Directors:

            __   FOR the nominees               __    ABSTAIN

John L. Larsen  ______     Daniel P. Svilar _______     Michael D. Zwickl ______


     TO VOTE FOR SOME NOMINEE(S), BUT ABSTAIN FROM VOTING FOR OTHER NOMINEE(S),
     (1) CHECK THE FOR BOX, AND (2) DRAW A LINE THROUGH THE NAME OF THE NOMINEE(S) YOU WANT TO ABSTAIN FROM. TO ABSTAIN FROM VOTING FOR ALL NOMINEES, CHECK ONLY THE ABSTAIN BOX AND DO NOT DRAW A LINE THROUGH ANY NAME.

2. Ratification of appointment of Grant Thornton LLP as independent auditors for the current fiscal year.

     __ FOR the appointment     __ AGAINST the appointment     __ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

PROXY                               CRESTED CORP.                          PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS. WHERE NO VOTE IS SPECIFIED, THE PROXYHOLDER WILL CAST VOTES FOR THE ELECTION OF MANAGEMENT'S NOMINEES AND, IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your rightto vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate full title as such.

                                  ----------------------------------------------
                                  (Sign on this line - joint holders may sign appropriately)

                                  ------------------     -----------------------
                                  (Date)                 (Number of Shares)

                                  PLEASE NOTE: Please sign, date and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible.
                                  Please check if you are planning to attend the meeting ?

                                  If the address on the mailing label is not correct, please provide the correct address in the following space.

                                  ----------------------------------------------
                                  ----------------------------------------------